Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 13, 2020, relating to the consolidated financial statements of Zealand Pharma A/S appearing in its Annual Report on Form 20-F for the year ended December 31, 2020.

Copenhagen, October 1, 2021

Deloitte

Statsautoriseret Revisionspartnerselskab

CVR no. 33963556

/s/ Sumit Sudan	/s/ Kåre Valtersdorf

State Authorised	State Authorised

Public Accountant	Public Accountant